Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES NET INCOME OF $18.2 MILLION FOR THE FIRST QUARTER OF 2015; ANNOUNCES 5% DIVIDEND INCREASE

NORWICH, NY (April 27, 2015) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported net income for the three months ended March 31, 2015 of $18.2 million, up from $18.0 million from the prior year.  Reported earnings per diluted share for the three months ended March 31, 2015 was $0.41, equivalent to the first quarter of 2014.  Core net income for the three months ended March 31, 2015 was $18.2 million, down slightly from $18.4 million for the first quarter of 2014.  Core diluted earnings per share for the three months ended March 31, 2015 was $0.41, as compared with $0.42 for the first quarter of 2014.

The reported results for the three months ended March 31, 2015 and 2014 contained items which the Company considers non-core, such as securities gains and other items not considered core to our operations.

First Quarter 2015 Highlights:

•	2015 second quarter 5% dividend increase from $0.21 per share to $0.22 per share

•	Continued positive trends in asset quality indicators
o	Past due loans to total loans improved to 0.54% at March 31, 2015 from 0.69% at December 31, 2014
o	Net charge-offs to average loans improved to 0.34% for the first quarter of 2015 from 0.70% for the fourth quarter of 2014 and 0.41% for the 2014 year

•	Net interest margin remained stable at 3.60% for the first quarter of 2015 as compared with 3.61% for both the fourth quarter and full year of 2014

“Our results for the first quarter of 2015 represent another solid quarter for our company,” said NBT President and CEO Martin Dietrich. “The Board’s approval of a 5% increase to the second-quarter cash dividend is a testament to our continued strong performance and their confidence in the long-term value we are building for our shareholders. Sustained favorable trends in our asset quality indicators and our ability to maintain a stable net interest margin demonstrate our focus on the fundamentals of banking as we make ongoing strategic investments in our people, technology and new markets.”

Net interest income was $62.2 million for the first quarter of 2015, down 2.9% from the previous quarter, and up 1.1% from the first quarter of 2014.  FTE net interest margin was 3.60% for the three months ended March 31, 2015, down from 3.61% for the previous quarter, and down from 3.63% for the first quarter of 2014.  Average interest earning assets were down slightly for the first quarter of 2015 as compared to the prior quarter, and up $130.2 million, or 1.9%, from the same period in 2014.  The increase from the first quarter of 2014 was driven primarily by organic loan production during 2014.  Rate compression on earning assets, which decreased from 3.92% during the fourth quarter of 2014 to 3.89% for the first quarter of 2015, contributed to the decrease in net interest income and FTE net interest margin from the fourth quarter of 2014 to the first quarter of 2015.  This rate compression was driven by a 4 basis point (“bp”) decrease in loan yields from the fourth quarter of 2014 to the first quarter of 2015.  Average interest bearing liabilities decreased $42.3 million, or 0.8%, from the fourth quarter of 2014 to the first quarter of 2015, which was driven by a decrease in average short-term borrowings for the first quarter of 2015 and the continued migration of time deposits to lower cost savings and money market deposit accounts.  The rates paid on interest bearing liabilities decreased by 2 bps over the same period and partially offset the aforementioned rate compression on earning assets.  The rate compression on interest bearing liabilities from the fourth quarter of 2014 to the first quarter of 2015 was primarily driven by decreases in the rates paid on time deposits and savings accounts.

Noninterest income for the three months ended March 31, 2015 was $26.5 million, down $0.5 million or 1.9% from the prior quarter, and up $0.3 million or 1.0% from the first quarter of 2014.  The decrease from the prior quarter was driven primarily by a decrease in service charges on deposit accounts stemming from a decrease in overdraft activity during the first quarter of 2015.  In addition, trust revenue decreased $0.3 million or 7.2% from the fourth quarter of 2014 to the first quarter of 2015 due to termination fees recognized in the fourth quarter of 2014, and bank owned life insurance income decreased $0.3 million or 17.7% over the same period due to a decrease in death benefits in the first quarter of 2015.  These decreases were partially offset by a $0.4 million, or 6%, increase in insurance and other financial services revenue in the first quarter of 2015 as compared with the fourth quarter of 2014.  In addition, retirement plan administration fees were up $0.2 million, or 8%, for the first quarter of 2015 compared with the fourth quarter of 2014.

Noninterest expense for the three months ended March 31, 2015 was $57.7 million, up $1.0 million or 1.7% from the prior quarter and up $0.2 million from the first quarter of 2014.  The increase from the prior quarter was due primarily to a $0.8 million or 15.4% increase in occupancy expenses from the fourth quarter of 2014 due to seasonal expenses.  In addition, other operating expenses increased $0.3 million or 6.6% from the fourth quarter of 2014 with no significant drivers.  Income tax expense for the three month period ended March 31, 2015 was $9.2 million, up $0.3 million from the prior quarter, and up $0.5 million from the first quarter of 2014.  The increase from prior periods was due primarily to a lower level of tax exempt income as a percentage of total income during the first quarter of 2015.  The effective tax rate was 33.6% for the first quarter of 2015, 32.5% for the fourth quarter of 2014, and 32.5% for the first quarter of 2014.

Asset Quality

Net charge-offs were $4.6 million for the three months ended March 31, 2015, down from $9.9 million for the prior quarter, and up from $3.6 million from the three months ended March 31, 2014.  The decrease from the prior quarter was due primarily to a $3.0 million partial charge-off of an acquired commercial credit during the fourth quarter of 2014 which had been previously reserved for.  NBT recorded a provision for loan losses of $3.6 million for the three months ended March 31, 2015, down from $6.9 million for the prior quarter, and equal to the provision for the first quarter of 2014.  Provision expense for the first quarter of 2015 was less than charge-offs was due to the improvement in asset quality metrics.  Net charge-offs to average loans for the first quarter of 2015 was 0.34%, compared to 0.70% for the fourth quarter of 2014 and 0.27% for the same period in 2014.

Nonperforming loans to total loans was 0.85% at March 31, 2015, up 3 bps from the prior quarter, and down 14 bps from March 31, 2014.  Past due loans as a percentage of total loans were 0.54% at March 31, 2015 as compared to 0.69% at December 31, 2014, and 0.57% at March 31, 2014.

The allowance for loan losses totaled $65.4 million at March 31, 2015, compared to $66.4 million at December 31, 2014 and $69.4 million at March 31, 2014.  The allowance for loan losses as a percentage of loans was 1.16% (1.29% excluding acquired loans with no related allowance recorded) at March 31, 2015, compared to 1.19% (1.36% excluding acquired loans with no related allowance recorded) at December 31, 2014 and 1.27% (1.51% excluding acquired loans with no related allowance recorded) at March 31, 2014.  The decrease in the allowance for loan losses as a percentage of loans from the prior year was due primarily to continued positive trends with asset quality metrics in the originated loan portfolio.

Balance Sheet

Total assets were $7.9 billion at March 31, 2015, up $65.9 million, or 0.8% from December 31, 2014.  Loans were $5.6 billion at March 31, 2015, up $27.8 million from December 31, 2014.  Total deposits were $6.5 billion at March 31, 2015, up $179.8 million, or 2.9%, from December 31, 2014, primarily due to increases in municipal deposits.  Stockholders’ equity was $877.5 million, representing a total equity-to-total assets ratio of 11.16% at March 31, 2015, compared with $864.2 million or a total equity-to-total assets ratio of 11.08% at December 31, 2014.

Stock Repurchase Program

The Company did not purchase shares of its common stock during the three months ended March 31, 2015.  As of March 31, 2015, there were 1,000,000 shares available for repurchase under a plan authorized on October 27, 2014, which expires on December 31, 2016.

Dividend

The NBT Board of Directors approved a 2015 second-quarter cash dividend of $0.22 per share at a meeting held on March 23, 2015.  The dividend, which represents a 5% increase, will be paid on June 15, 2015 to shareholders of record as of May 29, 2015.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $7.9 billion at March 31, 2015.  The company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies.  NBT Bank, N.A. has over 155 banking locations with offices in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT-Mang Insurance Agency, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtmang.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation.  Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of sales of securities and certain non-recurring and merger-related expenses.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the operating results of NBT’s core business (due to the non-recurring nature of the excluded items).  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA

(unaudited, dollars in thousands except per share data)

	2015	2014
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Reconciliation of Non-GAAP Financial Measures:
Reported net income (GAAP)	$18,166	$18,513	$10,912	$27,640	$18,009
Adj: (Gain) / Loss on sale of securities, net (net of tax)	(9)	(22)	(25)	(9)	(5)
Adj: Other adjustments (net of tax) (1)	-	11	83	(315)	430
Adj: Gain on sale of Springstone (net of tax and related incentive compensation)	-	-	-	(11,168)	-
Adj: Prepayment penalties related to debt restructuring (net of tax)	-	-	8,833	2,925	-
Total Adjustments	(9)	(11)	8,891	(8,567)	425
Core net income	$18,157	$18,502	$19,803	$19,073	$18,434

Profitability:
Core Diluted Earnings Per Share	$0.41	$0.42	$0.45	$0.43	$0.42
Diluted Earnings Per Share	$0.41	$0.42	$0.25	$0.62	$0.41
Weighted Average Diluted
Common Shares Outstanding	44,641,913	44,535,274	44,405,357	44,363,787	44,296,445
Core Return on Average Assets (2)	0.94%	0.94%	1.01%	0.99%	0.98%
Return on Average Assets (2)	0.94%	0.94%	0.55%	1.43%	0.95%
Core Return on Average Equity (2)	8.45%	8.45%	9.19%	9.06%	9.02%
Return on Average Equity (2)	8.46%	8.46%	5.06%	13.12%	8.81%
Core Return on Average Tangible Common Equity (2)(4)	13.07%	13.08%	14.35%	14.27%	14.48%
Return on Average Tangible Common Equity (2)(4)	13.08%	13.09%	8.15%	20.43%	14.16%
Net Interest Margin (2)(3)	3.60%	3.61%	3.61%	3.60%	3.63%

(1)	Primarily net gain on settlement of litigation and reorganization expenses for 2014.
(2)	Annualized
(3)	Calculated on a Fully Tax Equivalent (“FTE”) basis
(4)	Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2015	2014
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Average stockholders' equity	$871,074	$868,634	$855,164	$844,707	$828,588
Less: average goodwill and other intangibles	283,508	284,743	285,993	287,366	290,019
Average tangible common equity	$587,566	$583,891	$569,171	$557,341	$538,569

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA

(unaudited, dollars in thousands except per share data)

	2015	2014
	1st Q	4th Q		3rd Q		2nd Q		1st Q
Balance Sheet Data:
Securities Available for Sale	$1,071,654	$1,013,171		$1,044,502		$1,378,799		$1,377,585
Securities Held to Maturity	456,773	454,361		459,620		125,965		117,896
Net Loans	5,557,664	5,528,912		5,517,757		5,504,954		5,412,591
Total Assets	7,863,861	7,797,926		7,867,031		7,869,512		7,753,129
Total Deposits	6,479,437	6,299,605		6,314,939		6,042,588		6,068,898
Total Borrowings	425,143	548,943		607,889		886,799		766,753
Total Liabilities	6,986,367	6,933,745		7,009,591		7,012,371		6,920,927
Stockholders' Equity	877,494	864,181		857,440		857,141		832,202

Asset Quality:
Nonaccrual Loans	$45,053	$41,074		$50,531		$51,234		$51,464
90 Days Past Due and Still Accruing	2,601	4,941		4,022		2,186		2,700
Total Nonperforming Loans	47,654	46,015		54,553		53,420		54,164
Other Real Estate Owned	4,387	3,964		1,497		1,953		2,564
Total Nonperforming Assets	52,041	49,979		56,050		55,373		56,728
Allowance for Loan Losses	65,359	66,359		69,334		69,534		69,434

Asset Quality Ratios (Total):
Allowance for Loan Losses to Total Loans	1.16%	1.19%		1.24%		1.25%		1.27%
Total Nonperforming Loans to Total Loans	0.85%	0.82%		0.98%		0.96%		0.99%
Total Nonperforming Assets to Total Assets	0.66%	0.64%		0.71%		0.70%		0.73%
Allowance for Loan Losses to Total Nonperforming Loans	137.15%	144.21%		127.09%		130.16%		128.19%
Past Due Loans to Total Loans	0.54%	0.69%		0.65%		0.57%		0.57%
Net Charge-Offs to Average Loans (3)	0.34%	0.70%		0.36%		0.30%		0.27%

Asset Quality Ratios (Originated) (1):
Allowance for Loan Losses to Loans	1.29%	1.36%		1.38%		1.44%		1.51%
Nonperforming Loans to Loans	0.69%	0.72%		0.83%		0.81%		0.82%
Allowance for Loan Losses to Nonperforming Loans	188.68%	187.88%		166.69%		177.01%		183.29%
Past Due Loans to Loans	0.56%	0.73%		0.70%		0.59%		0.62%

Capital:
Equity to Assets	11.16%	11.08%		10.90%		10.89%		10.73%
Book Value Per Share	$19.95	$19.69		$19.62		$19.61		$19.09
Tangible Book Value Per Share (2)	$13.52	$13.22		$13.09		$13.06		$12.48
Tier 1 Leverage Ratio	9.72%	9.39%		9.20%		9.23%		9.05%
Common Equity Tier 1 Capital Ratio	10.46%	N/	A	N/	A	N/	A	N/	A
Tier 1 Capital Ratio	12.05%	12.32%		11.94%		11.87%		11.73%
Total Risk-Based Capital Ratio	13.15%	13.50%		13.16%		13.09%		12.97%
Common Stock Price (End of Period)	$25.06	$26.27		$22.52		$24.02		$24.46

(1)	Excludes acquired loans
(2)	Stockholders' equity less goodwill and intangible assets divided by common shares outstanding
(3)	Annualized

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(unaudited, dollars in thousands)

ASSETS	March 31, 2015	December 31, 2014
Cash and due from banks	$133,727	$139,635
Short term interest bearing accounts	8,936	7,001
Securities available for sale, at fair value	1,071,654	1,013,171
Securities held to maturity (fair value of $461,224 and $454,994 at March 31, 2015 and December 31, 2014, respectively)	456,773	454,361
Trading securities	8,265	7,793
Federal Reserve and Federal Home Loan Bank stock	27,762	32,626
Loans	5,623,023	5,595,271
Less allowance for loan losses	65,359	66,359
Net loans	5,557,664	5,528,912
Premises and equipment, net	88,150	89,258
Goodwill	263,634	263,634
Intangible assets, net	19,084	20,317
Bank owned life insurance	114,342	114,251
Other assets	113,870	126,967
TOTAL ASSETS	$7,863,861	$7,797,926

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,797,879	$1,838,622
Savings, NOW, and money market	3,685,121	3,417,160
Time	996,437	1,043,823
Total deposits	6,479,437	6,299,605
Short-term borrowings	193,172	316,802
Long-term debt	130,775	130,945
Junior subordinated debt	101,196	101,196
Other liabilities	81,787	85,197
Total liabilities	6,986,367	6,933,745

Total stockholders' equity	877,494	864,181

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,863,861	$7,797,926

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	Three Months Ended March 31,
	2015	2014
Interest, fee and dividend income:
Loans	$59,518	$60,015
Securities available for sale	4,945	6,757
Securities held to maturity	2,283	768
Other	480	537
Total interest, fee and dividend income	67,226	68,077
Interest expense:
Deposits	3,573	3,284
Short-term borrowings	121	231
Long-term debt	826	2,507
Junior subordinated debt	540	538
Total interest expense	5,060	6,560
Net interest income	62,166	61,517
Provision for loan losses	3,642	3,596
Net interest income after provision for loan losses	58,524	57,921
Noninterest income:
Insurance and other financial services revenue	6,374	6,737
Service charges on deposit accounts	4,072	4,369
ATM and debit card fees	4,248	4,072
Retirement plan administration fees	3,196	2,918
Trust	4,450	4,446
Bank owned life insurance income	1,559	1,382
Net securities gains	14	7
Other	2,621	2,346
Total noninterest income	26,534	26,277
Noninterest expense:
Salaries and employee benefits	30,182	29,534
Occupancy	6,066	6,226
Data processing and communications	4,103	4,001
Professional fees and outside services	3,497	3,415
Equipment	3,249	3,116
Office supplies and postage	1,619	1,685
FDIC expenses	1,198	1,278
Advertising	719	739
Amortization of intangible assets	1,284	1,310
Loan collection and other real estate owned	872	1,040
Other operating	4,913	5,173
Total noninterest expense	57,702	57,517
Income before income taxes	27,356	26,681
Income taxes	9,190	8,672
Net income	$18,166	$18,009
Earnings Per Share:
Basic	$0.41	$0.41
Diluted	$0.41	$0.41

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME

(unaudited, dollars in thousands except per share data)

	2015	2014
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Interest, fee and dividend income:
Loans	$59,518	$61,577	$61,173	$60,559	$60,015
Securities available for sale	4,945	5,000	6,095	6,612	6,757
Securities held to maturity	2,283	2,357	1,353	783	768
Other	480	480	513	502	537
Total interest, fee and dividend income	67,226	69,414	69,134	68,456	68,077
Interest expense:
Deposits	3,573	3,856	3,498	3,000	3,284
Short-term borrowings	121	143	262	209	231
Long-term debt	826	846	1,067	2,135	2,507
Junior subordinated debt	540	545	544	538	538
Total interest expense	5,060	5,390	5,371	5,882	6,560
Net interest income	62,166	64,024	63,763	62,574	61,517
Provision for loan losses	3,642	6,892	4,885	4,166	3,596
Net interest income after provision for loan losses	58,524	57,132	58,878	58,408	57,921
Noninterest income:
Insurance and other financial services revenue	6,374	6,007	6,179	5,594	6,737
Service charges on deposit accounts	4,072	4,656	4,519	4,397	4,369
ATM and debit card fees	4,248	4,266	4,440	4,357	4,072
Retirement plan administration fees	3,196	2,962	3,272	2,977	2,918
Trust	4,450	4,793	4,758	4,953	4,446
Bank owned life insurance income	1,559	1,894	1,095	978	1,382
Net securities gains	14	33	38	14	7
Gain on the sale of Springstone investment	-	-	-	19,401	-
Other	2,621	2,435	2,376	3,356	2,346
Total noninterest income	26,534	27,046	26,677	46,027	26,277
Noninterest expense:
Salaries and employee benefits	30,182	30,058	28,933	31,142	29,534
Occupancy	6,066	5,256	5,211	5,435	6,226
Data processing and communications	4,103	4,092	4,029	4,015	4,001
Professional fees and outside services	3,497	3,564	3,695	3,752	3,415
Equipment	3,249	3,211	3,199	3,132	3,116
Office supplies and postage	1,619	1,762	1,733	1,803	1,685
FDIC expenses	1,198	1,302	1,135	1,229	1,278
Advertising	719	963	403	726	739
Amortization of intangible assets	1,284	1,226	1,275	1,236	1,310
Loan collection and other real estate owned	872	702	705	801	1,040
Prepayment penalties on long-term debt	-	-	13,348	4,554	-
Other operating	4,913	4,607	5,401	4,911	5,173
Total noninterest expense	57,702	56,743	69,067	62,736	57,517
Income before income taxes	27,356	27,435	16,488	41,699	26,681
Income taxes	9,190	8,922	5,576	14,059	8,672
Net income	$18,166	$18,513	$10,912	$27,640	$18,009
Earnings per share:
Basic	$0.41	$0.42	$0.25	$0.63	$0.41
Diluted	$0.41	$0.42	$0.25	$0.62	$0.41

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS

(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q1 - 2015		Q4 - 2014		Q3 - 2014		Q2 - 2014		Q1 - 2014
ASSETS:
Short-term interest bearing accounts	$9,156	0.30%	$5,895	0.51%	$4,791	0.54%	$3,915	0.76%	$2,733	1.02%
Securities available for sale (1)(2)	1,018,880	2.02%	1,018,505	2.00%	1,263,375	2.01%	1,376,314	2.05%	1,381,744	2.11%
Securities held to maturity (1)	454,957	2.47%	458,038	2.45%	234,403	2.84%	121,042	3.43%	116,613	3.52%
Investment in FRB and FHLB Banks	30,931	6.20%	31,274	6.01%	39,459	5.06%	42,965	4.63%	43,596	4.94%
Loans (3)	5,586,942	4.33%	5,603,268	4.37%	5,563,206	4.38%	5,517,315	4.42%	5,425,938	4.50%
Total interest earning assets	$7,100,866	3.89%	$7,116,980	3.92%	$7,105,234	3.91%	$7,061,551	3.94%	$6,970,624	4.01%
Other assets	696,091		709,955		697,814		680,059		679,246
Total assets	$7,796,957		$7,826,935		$7,803,048		$7,741,610		$7,649,870

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,544,488	0.21%	$1,524,881	0.20%	$1,452,287	0.19%	$1,441,284	0.15%	$1,411,444	0.15%
NOW deposit accounts	972,263	0.05%	978,527	0.05%	927,026	0.05%	960,698	0.06%	932,528	0.05%
Savings deposits	1,040,031	0.06%	1,017,300	0.08%	1,025,795	0.07%	1,040,528	0.07%	1,000,029	0.07%
Time deposits	1,014,904	1.00%	1,058,615	1.03%	1,032,370	0.96%	971,595	0.88%	999,579	0.99%
Total interest bearing deposits	$4,571,686	0.32%	$4,579,323	0.33%	$4,437,478	0.31%	$4,414,105	0.27%	$4,343,580	0.31%
Short-term borrowings	265,420	0.19%	299,981	0.19%	447,761	0.23%	383,480	0.22%	398,951	0.24%
Junior subordinated debentures	101,196	2.16%	101,196	2.13%	101,196	2.13%	101,196	2.13%	101,196	2.16%
Long-term debt	130,879	2.56%	131,000	2.56%	170,223	2.49%	290,791	2.95%	308,760	3.29%
Total interest bearing liabilities	$5,069,181	0.40%	$5,111,500	0.42%	$5,156,658	0.41%	$5,189,572	0.45%	$5,152,487	0.52%
Demand deposits	1,770,703		1,759,482		1,708,632		1,620,488		1,589,865
Other liabilities	85,999		87,319		82,594		86,843		78,930
Stockholders' equity	871,074		868,634		855,164		844,707		828,588
Total liabilities and stockholders' equity	$7,796,957		$7,826,935		$7,803,048		$7,741,610		$7,649,870

Interest rate spread		3.49%		3.50%		3.50%		3.49%		3.49%
Net interest margin		3.60%		3.61%		3.61%		3.60%		3.63%

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES

(unaudited, dollars in thousands)

	2015	2014
	1st Q	4th Q	3rd Q	2nd Q	1st Q
Residential real estate mortgages	$1,125,600	$1,115,589	$1,100,139	$1,073,207	$1,056,793
Commercial	844,101	839,770	862,098	895,128	878,152
Commercial real estate mortgages	1,443,608	1,442,989	1,411,689	1,378,065	1,347,940
Real estate construction and development	91,382	83,750	75,874	94,019	99,295
Agricultural and agricultural real estate mortgages	105,211	107,195	108,246	109,035	110,815
Consumer	1,458,108	1,436,382	1,447,918	1,435,643	1,387,221
Home equity	555,013	569,596	581,127	589,391	601,809
Total loans	$5,623,023	$5,595,271	$5,587,091	$5,574,488	$5,482,025